Exhibit 10.5

EXECUTION VERSION

SECURITY AGREEMENT

made by

GANNETT CO., INC. (f/k/a Gannett SpinCo, Inc.)

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Dated as of June 29, 2015

TABLE OF CONTENTS

SECTION 1. DEFINED TERMS		1
1.1	Definitions	1
1.2	Other Definitional Provisions	4

SECTION 2. GRANT OF SECURITY INTEREST		4

SECTION 3. REPRESENTATIONS AND WARRANTIES		6
3.1	Title; No Other Liens	6
3.2	Perfected First Priority Liens	6
3.3	Jurisdiction of Organization; Chief Executive Office	7
3.4	Equipment	7
3.5	Farm Products	7
3.6	Investment Property	7
3.7	Intellectual Property	7
3.8	Commercial Tort Claims	8

SECTION 4. COVENANTS		8
4.1	Delivery of Instruments, Certificated Securities and Chattel Paper	8
4.2	Maintenance of Insurance	8
4.3	Maintenance of Perfected Security Interest; Further Documentation	9
4.4	Changes in Name, etc.	9
4.5	Notices	9
4.6	Investment Property	10
4.7	Intellectual Property	11
4.8	Commercial Tort Claims	12

SECTION 5. REMEDIAL PROVISIONS		12
5.1	Pledged Equity	12
5.2	Proceeds to be Turned Over To Administrative Agent	13
5.3	Application of Proceeds	13
5.4	Code and Other Remedies	14
5.5	Subordination	15
5.6	Deficiency	15

SECTION 6. THE ADMINISTRATIVE AGENT		15
6.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	15
6.2	Duty of Administrative Agent	17
6.3	Authorization to File Financing Statements	17
6.4	Authority of Administrative Agent	17

SECTION 7. MISCELLANEOUS		17
7.1	Amendments in Writing	17
7.2	Notices	17
7.3	No Waiver by Course of Conduct; Cumulative Remedies	18
7.4	Enforcement Expenses; Indemnification	18
7.5	Successors and Assigns	18
7.6	Set-Off	18
7.7	Counterparts	19
7.8	Severability	19

7.9	Section Headings	19
7.10	Integration	19
7.11	GOVERNING LAW	19
7.12	Submission To Jurisdiction; Waivers	19
7.13	Acknowledgements	20
7.14	Additional Grantor	20
7.15	Releases	20
7.16	WAIVER OF JURY TRIAL	21

SCHEDULES

Schedule 1	Investment Property
Schedule 2	Perfection Matters
Schedule 3	Jurisdictions of Organization and Chief Executive Offices
Schedule 4	Equipment Locations
Schedule 5	Trademarks

ANNEXES

Annex 1	Assumption Agreement

EXHIBITS

Exhibit A	Intellectual Property Short Form Agreement

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of June 29, 2015, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of June 29, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Gannett Co., Inc. (f/k/a Gannett SpinCo, Inc.) (the “Borrower”), the Lenders, certain other parties, the Administrative Agent and the other agents parties thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.                            DEFINED TERMS

1.1                               Definitions.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)                                 The following terms shall have the following meanings:

“Administrative Agent”: as defined in the preamble hereto.

“After-Acquired Intellectual Property”:  as defined in Section 4.7(i).

“Agreement”:  this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower”: as defined in the preamble hereto.

“Borrower Obligations”:  as to the Borrower, its “Obligations” (as defined in the Credit Agreement).

“Collateral”:  as defined in Section 2.

“Collateral Account”:  any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”:  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Credit Agreement”: as defined in the preamble hereto.

“Deposit Account”:  as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Equity Interests”: shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“Excluded Assets”:  as defined in Section 2.

“Excluded Equity Interests”:  any Equity Interest of any (i) joint venture, (ii) partnership, (iii) Subsidiary of the Borrower other than a Wholly Owned Subsidiary to the extent (A) that a pledge thereof to secure the secured obligations is prohibited by any applicable organizational documents or shareholder agreement in effect as of the date hereof or the date of acquisition or formation of such Subsidiary (other than customary non-assignment provisions which are ineffective under the UCC or other applicable law, rule or regulation) or (B) any organizational documents or shareholder agreement in effect as of the date hereof or the date of acquisition or formation of such Subsidiary prohibits such a pledge without the consent of any other party and (iv) Subsidiary of the Borrower other than a Material Domestic Subsidiary.

“Foreign Subsidiary”: any Subsidiary of any Grantor organized outside of the United States.

“Foreign Subsidiary Voting Stock”: any voting Capital Stock of any Foreign Subsidiary of any Grantor.

“Grantors”: as defined in the preamble hereto.

“Guarantor Obligations”:  as to any Guarantor, its “Guaranteed Obligations” (as defined in the Guarantee Agreement).

“Guarantors”:  one or more Subsidiaries of the Borrower that become parties to the Guarantee Agreement.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, technology, trade secrets, knowhow and other intellectual property rights therein, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to any of its Subsidiaries.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Equity Interests and any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Equity”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

“Issuers”:  the collective reference to each issuer of any Investment Property.

“Lenders”: as defined in the preamble hereto.

“Licenses”:  all Copyright Licenses, Patent Licenses and Trademark Licenses.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Equity”:  the shares of Capital Stock listed on Schedule 1, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall (i) more than 65% of the total outstanding Foreign Subsidiary Voting Stock or (ii) any Excluded Equity Interests be required to be pledged hereunder.

“Pledged Notes”:  all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Secured Parties”:  the collective reference to the Administrative Agent, the Lenders and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.

“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“UCC”: the New York UCC; provided, however, that, at any time, if by reason of applicable law, the validity or perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to the validity or perfection or the effect of perfection or non-perfection or the priority, as the case may be, of such security interest, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

“Vehicles”:  all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law and any and all tires and other appurtenances to any of the foregoing.

1.2                               Other Definitional Provisions.  (a)  The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.                            GRANT OF SECURITY INTEREST

Each Grantor hereby collaterally assigns and pledges to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)                                 all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all Deposit Accounts;

(d)                                 all Documents (other than title documents with respect to Vehicles);

(e)                                  all Equipment;

(f)                                   all Fixtures;

(g)                                  all General Intangibles;

(h)                                 all Goods;

(i)                                     all Instruments;

(j)                                    all Intellectual Property;

(k)                                 all Inventory;

(l)                                     all Investment Property;

(m)                             all Letter-of-Credit Rights;

(n)                                 to the extent not otherwise included, all Proceeds , Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

(o)                                 all books and records pertaining to the Collateral; and

(p)                                 all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above).

Notwithstanding anything to the contrary in the Loan Documents, this Agreement shall not constitute a grant of security interest in (and the Collateral shall not include) (A) Vehicles and other assets subject to certificates of title except to the extent perfection of a security interest therein may be accomplished by the filing of financing statements in appropriate form in the applicable jurisdiction under the UCC, (B) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, in each case, existing on the Closing Date, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective or unenforceable under applicable law, (C) any United States “intent to use” trademark application or intent-to-use service mark application filed pursuant to section 1(b) of the Lanham Act solely to the extent that the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of any Grantor’s right, title or interest therein or any trademark or service mark issued as a result of such application under applicable federal law, (D) any Excluded Equity Interests and (E) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Grantors) after giving effect to the applicable anti-assignment provisions of the UCC, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition, and other than proceeds and receivables thereof, (the foregoing clauses (A) through (E), the “Excluded Assets”); provided that the Collateral shall include the Proceeds of any of the foregoing unless such Proceeds also constitute Excluded Assets.

SECTION 3.                            REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

3.1                               Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement and any right or option to acquire the same existing in favor of another Person as approved by the Administrative Agent, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others.  No financing statement or other public notice with respect to all or any part of the Collateral, in each case that is authorized by a Grantor, is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties in the ordinary course of business consistent with past practice to use Intellectual Property owned or developed by a Grantor.  For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

3.2                               Perfected First Priority Liens.  On the date hereof, the security interests granted pursuant to this Agreement (a) upon completion of the filings specified on Schedule 2 (which, in the case of all filings referred to on said Schedule, have been delivered to the Administrative Agent in completed form) will constitute valid perfected security interests in all of the Collateral (that is of a type in which a security interest can be perfected by such filings under Article 9 of the NY UCC) in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof (except to the extent such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law)) against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

3.3                               Jurisdiction of Organization; Chief Executive Office.  On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3.  Such Grantor has furnished to the Administrative Agent a certified certificate of formation or other organization document and long-form (if available) good standing certificate as of a date which is recent to the date hereof.

3.4                               Equipment.  The Equipment (other than mobile goods) having an aggregate net book value of more than $5,000,000 as of December 28, 2014 is kept at the locations listed on Schedule 4.

3.5                               Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

3.6                               Investment Property.  (a)  The shares of Pledged Equity pledged by such Grantor hereunder (together with the Excluded Equity Interests) constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Capital Stock of a Foreign Subsidiary, if permitted to be issued under the Credit Agreement, 65% of the outstanding Capital Stock of each relevant Issuer.

(b)                                 All the shares of the Pledged Equity have been duly and validly issued and are fully paid and nonassessable.

(c)                                  Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)                                 Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except for Liens permitted under Section 6.1 of the Credit Agreement.

3.7                               Intellectual Property.  (a)  Schedule 5 contains a complete and accurate list of all registrations of Trademarks owned by each Grantor on the date hereof, and any material Trademark Licenses from a Person other than the Borrower or a Subsidiary of the Borrower under which a Grantor is an exclusive licensee of registered or applied for Trademarks on the date hereof.  For the avoidance of doubt, domain names shall not be considered registered Trademarks.  On the date hereof, no Grantor owns any Patents or any material registered Copyrights, and no Grantor is party to any material Copyright Licenses under which such Grantor is an exclusive licensee.

(b)                                 On the date hereof, all material Intellectual Property listed on Schedule 5 (i) has not been abandoned or cancelled and is subsisting and unexpired and, to such Grantor’s knowledge, is valid and enforceable, (ii) to such Grantor’s knowledge, does not infringe the Intellectual Property rights of any Person in any material respect, and (iii) is free and clear of all liens, except for Liens permitted under Section 6.1 of the Credit Agreement.

(c)                                  Except as set forth in Schedule 5, on the date hereof, none of the Trademarks that are material to the business of such Grantor is the subject of any franchise agreement pursuant to which such Grantor is the franchisor.

(d)                                 On the date hereof, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any material respect.

(e)                                  On the date hereof, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Grantor’s rights or ownership interest therein, and (ii) which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the value, enforceability, or validity of any material Intellectual Property.

(f)                                   Except as disclosed in writing to the Administrative Agent or as would not reasonably be expected to have a Material Adverse Effect, to the knowledge of each Grantor, no Person is infringing the Intellectual Property owned by such Grantor.

3.8                               Commercial Tort Claims

(a)                                 On the date hereof, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $1,000,000.

(b)                                 Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 4.8 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent (to the extent such security interest can be perfected by the filing of such financing statements), for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

SECTION 4.                            COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full and the Commitments shall have terminated:

4.1                               Delivery of Instruments, Certificated Securities and Chattel Paper.  If any amount payable in excess of $100,000 under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

4.2                               Maintenance of Insurance.  (a)  Such Grantor will maintain, with financially sound and reputable companies, insurance policies in accordance with Section 5.6 of the Credit Agreement.

(b)                                 All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

4.3                               Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever (other than to the extent such claims or demands are based on Liens permitted under Section 6.1 of the Credit Agreement), subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral; provided, however, that no actions shall be required to be taken to perfect a security interest in (i) any Letter-of-Credit Rights with a value of less than $100,000 (other than to the extent a Lien thereon can be perfected by filing a UCC financing statement), (ii) any Deposit Accounts, Commodity Accounts or other Investment Property, the perfection of a security interest in which requires a control arrangement or control agreement (other than the delivery of the Pledged Equity and Pledged Notes to the Administrative Agent to the extent required by this Agreement and other than to the extent a Lien on Investment Property can be perfected by filing a UCC financing statement), (iii) any foreign collateral or credit support with respect to such foreign collateral (other than any such assets constituting Pledged Equity or Pledged Notes) other than to the extent a Lien thereon can be perfected by filing a UCC financing statement, (iv) Vehicles or other assets subject to certificates of title (except to the extent the security interests in such Vehicles or assets can be perfected by filing an “all assets” UCC financing statement) and (v) those assets as to which the Borrower and the Administrative Agent reasonably agree that the cost, burden or consequence (including adverse tax consequences) of perfecting such a security interest are excessive in relation to the value of the security to be afforded thereby.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Grantor shall be required to deliver any Pledged Equity to the Administrative Agent prior to the date that is 30 days after the date of this Agreement.

(b)                                 Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)                                  Subject to the proviso in Section 4.3(a), at any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded,  as applicable, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

4.4                               Changes in Name, etc.  Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3 or (ii) change its name.

4.5                               Notices.  Such Grantor will advise the Administrative Agent and the Lenders, in reasonable detail, promptly after obtaining knowledge of:

(a)                                 any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)                                 the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.6                               Investment Property.  (a)  If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock (except in respect of any Excluded Equity Interest) of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated equity power covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

(b)                                 Except as permitted by the Credit Agreement, without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock (except Excluded Equity Interests) or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock (except Excluded Equity Interests) of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(c)                                  In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.6(a) with respect to the Investment Property issued by it and (iii) the terms of Section 5.1(c) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) with respect to the Investment Property issued by it.

(i)                                     Each interest in any limited liability company controlled by any Grantor pledged hereunder and represented by a certificate shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction and shall be governed by Article 8 of the UCC of the applicable jurisdiction, and each such interest shall at all times hereafter be represented by a certificate.

(ii)                                  Each interest in any limited liability company by a Grantor pledged hereunder and not represented by a certificate shall not be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction and shall not be governed by Article 8 of the UCC of the applicable jurisdiction, and the Grantors shall at no time elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction or issue any certificate representing such interest, unless the applicable Grantor provides prior written notification to the Administrative Agent of such election and immediately delivers any such certificate to the Administrative Agent pursuant to the terms hereof.

4.7                               Intellectual Property.  Except as otherwise permitted by the Credit Agreement, (a)  such Grantor (either itself or through licensees) will, consistent with its reasonable business judgment, (i) continue to use each material Trademark that in such Grantor’s reasonable judgment is necessary to the conduct in all material respects of the business of the Borrower and its Subsidiaries, taken as a whole, in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, and (iii) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark (now or hereafter existing) may become invalidated, abandoned or materially impaired in any way.

(b)                                 Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent (now or hereafter existing) may become forfeited, abandoned or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.

(c)                                  Such Grantor (either itself or through licensees) (i) will employ each material Copyright, subject to such Grantor’s reasonable business judgment and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights (now or hereafter existing) may become invalidated or otherwise impaired.  Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d)                                 Such Grantor (either itself or through licensees) will not knowingly infringe the Intellectual Property rights of any other Person.

(e)                                  Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership, enforceability or validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)                                   Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within 60 days after the last day of the fiscal quarter in which such filing occurs.  Upon reasonable request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ first priority security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)                                  Such Grantor will, consistent with its reasonable business judgment, take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property (now or hereafter existing), including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability, payment of maintenance fees and opposition and interference and cancellation proceedings.

(h)                                 In the event that any material Intellectual Property owned by a Grantor is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, and take all such other actions as the Administrative Agent shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

(i)                                     Such Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the date of this Agreement (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Collateral consisting of Intellectual Property subject to the terms and conditions of this Agreement with respect thereto.

(j)                                    Except with respect to Liens permitted by the Credit Agreement, each Grantor will take reasonable steps to clear and correct defects of which such Grantor has knowledge in the chain of title (including any security interests) of the material Intellectual Property owned by such Grantor by making appropriate filings with the United States Patent and Trademark Office no later than 60 days after the date hereof, and will provide documentation of such filings to Administrative Agent no later than 10 Business Days after making same.

(l)                                     The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing, or protecting the security interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

4.8                               Commercial Tort Claims.  If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $1,000,000 such Grantor shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 5.                            REMEDIAL PROVISIONS

5.1                               Pledged Equity.  (a)  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement.  The relevant Grantor shall have the right to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that each Grantor agrees that it shall not cast any vote or exercise any corporate or other organizational right or take any other action if, in the Administrative Agent’s reasonable judgment, such action would impair the Collateral or would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)                                 If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in such order as the Administrative Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

5.2                               Proceeds to be Turned Over To Administrative Agent.  If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

5.3                               Application of Proceeds.  At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

5.4                               Code and Other Remedies.  (a)  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b)                                 For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby, upon the occurrence and during the continuance of an Event of Default grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for past, present or future infringement of the Intellectual Property.

5.5                               Subordination.  Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

5.6                               Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 6.                            THE ADMINISTRATIVE AGENT

6.1                               Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys with respect to any Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 5.4, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time (including but not limited to any dividend, payment or other distribution) in respect of or arising out of any Collateral and to give full discharge of the same; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;  (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) (other than pursuant to clause (ii) thereof) unless an Event of Default shall have occurred and be continuing.

(b)                                 During the continuance of an Event of Default, if any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  To the extent required to be paid or reimbursed by the Borrower under Section 9.5 of the Credit Agreement, the expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2                               Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.  The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3                               Authorization to File Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property, whether now owned or hereafter acquired” or other similar collateral description in any such financing statements.  Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

6.4                               Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7.                            MISCELLANEOUS

7.1                               Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement.

7.2                               Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement. Each Grantor (other than the Borrower) hereby authorizes the Borrower to act as its agent for purposes of giving and receiving notices hereunder and under the other Loan Documents.  Accordingly, any notice received by the Administrative Agent from the Borrower that is (explicitly or implicitly) on behalf of any other Grantor shall be deemed to have been approved by such other Grantor; and any notice received by the Borrower from the Administrative Agent or any Lender shall be deemed to have been received by each other Grantor.

7.3                               No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4                               Enforcement Expenses; Indemnification.  To the extent required to be paid or reimbursed by the Borrower under Section 9.5 of the Credit Agreement,

(a)                                 Each Grantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

(b)                                 Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)                                  Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.5 of the Credit Agreement.

(d)                                 The agreements in this Section 7.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

7.5                               Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

7.6                               Set-Off.  In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor; provided that no amounts set off with respect to any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.  Each Lender agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

7.7                               Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.8                               Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9                               Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.10                        Integration.  This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

7.11                        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.12                        Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; provided, that nothing contained herein or in any other Loan Document will prevent any Lender or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under this Agreement or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established;

(b)                                 consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right of any party to effect service of process in any other manner permitted by law or shall limit the right of the Administrative Agent or any Lender to sue in any other jurisdiction; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.13                        Acknowledgements.  Each Grantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)                                 neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

7.14                        Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.8(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

7.15                        Releases.  (a)  At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Specified Swap Agreements, Specified Cash Management Agreements and contingent indemnification and reimbursement obligations for which no claim has been made) shall have been paid in full, and the Commitments have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized), the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)                                 If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

7.16                        WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Remainder of page left intentionally blank. Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GANNETT CO., INC.

By:	/s/ Alison K. Engel
Name:	Alison K. Engel
Title:	Senior Vice President, Chief Financial Officer and Treasurer

GANNETT SATELLITE INFORMATION NETWORK, LLC

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

THE COURIER-JOURNAL, INC.

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

PHOENIX NEWSPAPERS, INC.

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

GANNETT GP MEDIA, INC.

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

GANNETT RIVER STATES PUBLISHING CORPORATION

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

GANNETT PUBLISHING SERVICES, LLC

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

GANNETT MHC MEDIA, INC.

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

DEMOCRAT AND CHRONICLE LLC

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

DES MOINES REGISTER AND TRIBUNE COMPANY

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA LLC

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

FEDERATED PUBLICATIONS, INC.

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

X.COM, INC.

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

USA TODAY SPORTS MEDIA GROUP, LLC

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

SCHEDULE STAR LLC

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

ACTION ADVERTISING, INC.

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

GNSS LLC

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

GCOE, LLC

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	Treasurer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent for the Lenders

By:	/s/ Timothy D. Lee
Name:	Timothy D. Lee
Title:	Vice President

Schedule 1

Investment Property

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Equity:

Issuer	Percentage of Membership Units

Issuer	Ownership Percentage held by Grantor	Grantor Owning Issuer

Gannett Satellite Information Network, LLC	100%	Gannett Co., Inc.

The Courier-Journal, Inc.	100%	Gannett Co., Inc.

Phoenix Newspapers, Inc.	100%	Gannett Co., Inc.

Gannett GP Media, Inc.	100%	Gannett Co., Inc.

Gannett River States Publishing Corporation	100%	Gannett Co., Inc.

Gannett Publishing Services, LLC	100%	Gannett Satellite Information Network, LLC

Gannett MHC Media, Inc.	100%	Gannett Co., Inc.

Democrat and Chronicle, LLC	100%	Gannett Co., Inc.

DES MOINES REGISTER AND TRIBUNE COMPANY	100%	Gannett Co., Inc.

FEDERATED PUBLICATIONS, INC.	100%	Gannett Co., Inc.

x.com, Inc.	100%	USA Today Sports Media Group, LLC

USA Today Sports Media Group, LLC	100%	Gannett Satellite Information Network, LLC

Schedule Star LLC	100%	USA Today Sports Media

		Group, LLC

Action Advertising, Inc.	100%	Gannett Satellite Information Network, LLC

GNSS LLC	100%	Gannett Co., Inc.

GCOE, LLC	100%	Gannett Satellite Information Network, LLC

Pledged Notes:

Issuer	Payee	Principal Amount

None.

Schedule 2

Perfection Matters

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Delaware Secretary of State

Arizona Secretary of State

Arkansas Secretary of State

Iowa Secretary of State

California Secretary of State

Wisconsin Department of Financial Institutions

Trademark Filings

United States Patent and Trademark Office

Pledge of Stock Certificates of Material Domestic Subsidiaries with Certificated Securities

The Courier-Journal, Inc.

Phoenix Newspapers, Inc.

Gannett River States Publishing Corporation

DES MOINES REGISTER AND TRIBUNE COMPANY

FEDERATED PUBLICATIONS, INC.

Schedule 3

Jurisdictions of Organization and Chief Executive Offices

LOCATION OF JURISDICTION OF ORGANIZATION
AND CHIEF EXECUTIVE OFFICE

Grantor	Jurisdiction of Organization	Location of Chief Executive Office

Gannett Co., Inc. (f/k/a Gannett SpinCo, Inc.)	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

Gannett Satellite Information Network, LLC	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

The Courier-Journal, Inc.	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

Phoenix Newspapers, Inc.	State of Arizona	7950 Jones Branch Dr. McLean, VA 22107

Gannett GP Media, Inc.	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

Gannett River States Publishing Corporation	State of Arkansas	7950 Jones Branch Drive McLean, VA 22107

Gannett Publishing Services, LLC	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

Gannett MHC Media, Inc.	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

Democrat and Chronicle, LLC	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

DES MOINES REGISTER AND TRIBUNE COMPANY	State of Iowa	7950 Jones Branch Drive McLean, VA 22107

The Sun Company of San Bernardino, California LLC	State of California	7950 Jones Branch Drive McLean, VA 22107

FEDERATED PUBLICATIONS, INC.	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

x.com, Inc.	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

USA Today Sports Media Group, LLC	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

Schedule Star LLC	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

Action Advertising, Inc.	State of Wisconsin	7950 Jones Branch Drive McLean, VA 22107

GNSS LLC	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

GCOE, LLC	State of Delaware	7950 Jones Branch Drive McLean, VA 22107

Schedule 4

Equipment Locations

LOCATIONS OF EQUIPMENT

Grantor	Locations

Legal Entity	Description	Net Book Value 2014	Location Name	Description2	Addr1	Addr5	State Prov	Postal Code
Gannett MHC Media, Inc.	Color Towers	5,379,629.65	FTMY	Fort Myers, FL	2442 Dr. Martin Luther King Jr.		FL	33901
Gannett River States Publishing Corporation	Berliner WIFAG Press	6,374,154.36	SHRE	Shreveport, LA	421 Lake Street			71101
The Courier-Journal, Inc.	3 Goss Color Towers	6,686,541.72	BREV	Brevard, FL	One Gannett Plaza	Melbourne	FL	32940
Federated Publications, Inc.	MAN Roland Geoman 70	7,616,656.59	LAFA	Lafayette, IN	217 N. Sixth St.	Lafayette	IN	47901
Gannett Satellite Information Network, LLC	JCP Press	14,621,244.09	JCPL	Binghamton Johnson City, NY	10 Gannett Dr.	Johnson City	NY	13790
The Courier-Journal, Inc.	KBA Colora Press	9,099,616.24	LOUI	Courier Jrnl - 525 W. Broadway	525 W. Broadway	Louisville	KY	40202
The Courier-Journal, Inc.	KBA Colora Press	9,099,616.24	LOUI	Courier Jrnl - 525 W. Broadway	525 W. Broadway	Louisville	KY	40202
The Courier-Journal, Inc.	KBA Colora Press	9,099,616.24	LOUI	Courier Jrnl - 525 W. Broadway	525 W. Broadway	Louisville	KY	40202
Democrat and Chronicle, LLC	Press Equip - New Facil Canal	13,335,517.88	ROCH	Prod Facility Rochester, NY	301 Longleaf Blvd.	Greece	NY	14626
Des Moines Register and Tribune Company	MAN Roland Press	13,169,262.5	DESM	Des Moines, IA	7400 Register Drive	Des Moines	IA	50321
		94,481,855.51

Schedule 5

Trademarks

See attached list.

Annex 1 to

Security Agreement

ASSUMPTION AGREEMENT, dated as of                 , 20  , made by                                (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below.  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, Gannett Co., Inc. (f/k/a Gannett SpinCo, Inc.) (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of June 29, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into that certain Security Agreement, dated as of June 29, 2015 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”), in favor of the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.                                      Security Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.14 of the Security Agreement, (a) hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and (b) hereby collaterally assigns, grants, mortgages and pledges to the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity by acceleration or otherwise) of such Additional Grantor’s Obligations, a security interest in the Collateral of the Additional Grantor, whether now owned or hereafter acquired.  The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Security Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.                                      Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title: